                                                                     Exhibit 4.9







                       CREDIT AND SUBORDINATION AGREEMENT



                         DATED AS OF SEPTEMBER 2, 1998


                                    BETWEEN

                             MARINER HOLDINGS, INC.
                                  AS BORROWER

                                      AND

                     ENRON CAPITAL & TRADE RESOURCES CORP.,
                                   AS LENDER

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01      Terms Defined Above.........................................1
Section 1.02      Certain Defined Terms.......................................1
Section 1.03      Accounting Terms and Determinations.........................8

                                   ARTICLE II

                             LOANS AND COMMITMENTS


Section 2.01      Loans.......................................................8
Section 2.02      Borrowing...................................................8
Section 2.03      Fees........................................................9
Section 2.04      Note........................................................9
Section 2.05      Prepayments.................................................9

                                  ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST


Section 3.01      Repayment of Loans..........................................9
Section 3.02      Interest...................................................10

                                   ARTICLE IV

                          PAYMENTS; COMPUTATIONS; ETC.


Section 4.01      Payments...................................................10
Section 4.02      Computations...............................................11
Section 4.03      Taxes......................................................11

                                   ARTICLE V

                                CAPITAL ADEQUACY

Section 5.01      Capital Adequacy; Additional Costs.........................12
Section 5.02      Limitation on Eurodollar Loans.............................13
Section 5.03      Illegality.................................................13
Section 5.04      Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03...14
Section 5.05      Compensation...............................................14

                                   ARTICLE VI

                                   COVENANTS


Section 6.01      Financial Covenants........................................14
Section 6.02      Limitation on Indebtedness.................................15

                                  ARTICLE VII

                                 SUBORDINATION


Section 7.01      Loans Subordinated to Senior Indebtedness..................15
Section 7.02.     Borrower and its Subsidiaries Not to Make Payments with
                  Respect to Loans in Certain Circumstances..................15
Section 7.03.     Loans Subordinated to Prior Payment of All Senior
                  Indebtedness on Dissolution, Liquidation or Reorganization
                  for the Benefit of Creditors of the Borrower...............16
Section 7.04.     Lender to be Subrogated to Rights of Holders of Senior
                  Indebtedness...............................................17
Section 7.05.     Obligation of the Borrower Unconditional...................18
Section 7.06.     Knowledge of Lender........................................18
Section 7.07.     Application by Lender of Monies Deposited With It..........18
Section 7.08.     Subordination Rights Not Impaired by Acts or Omissions
                  of Borrower or Holders of Senior Indebtedness..............19
Section 7.09.     Article VII Not to Prevent Events of Default...............19
Section 7.10.     Other Provisions Subject Hereto............................19

                                  ARTICLE VIII

                          EVENTS OF DEFAULT; REMEDIES

Section 8.01      Events of Default..........................................20
Section 8.02      Remedies...................................................21

                                   ARTICLE IX

                                 MISCELLANEOUS


Section 9.01      Waiver.....................................................22
Section 9.02      Notices....................................................22
Section 9.03      Payment of Expenses, Indemnities, etc......................23
Section 9.04      Amendments, Etc............................................24
Section 9.05      Successors and Assigns.....................................25
Section 9.06      Assignments and Participations.............................25
Section 9.07      Invalidity.................................................26
Section 9.08      Counterparts...............................................26
Section 9.09      References.................................................26
Section 9.10      Survival...................................................26
Section 9.11      Captions...................................................26
Section 9.12      NO ORAL AGREEMENTS.........................................26
Section 9.13      GOVERNING LAW; WAIVERS; ARBITRATION........................26
Section 9.14      Interest...................................................27
Section 9.15      EXCULPATION PROVISIONS.....................................28


Exhibit A         - Form of Note

         THIS CREDIT AND SUBORDINATION AGREEMENT dated as of September 2, 1998 is between: MARINER HOLDINGS, INC., a Delaware corporation (together with its permitted successors and assigns hereunder, the "Borrower") and ENRON CAPITAL & TRADE RESOURCES CORP., a Delaware corporation (together with its permitted successors and assigns hereunder, the "Lender").

                                R E C I T A L S

         A. The Borrower has requested that the Lender lend certain funds to the Borrower.

         B. The Lender has agreed to make such loans subject to the terms and conditions of this Agreement.

         C. Contemporaneously with the funding of each loan hereunder, the Borrower will apply the proceeds thereof for the purposes of (i) making contributions to Mariner Energy, Inc., a Delaware corporation and a wholly owned subsidiary of the Borrower ("Mariner Energy") for general corporate purposes, or (ii) paying interest on the loans, or (iii) both of the foregoing.

         D. In consideration of the mutual covenants and agreements herein contained and of the loans hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Borrower" and "Lender" shall have the meanings indicated above.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

         "Additional Costs" shall have the meaning assigned such term in
Section 5.01(a).

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" shall mean this Credit and Subordination Agreement, as the same may from time to time be amended or supplemented.

         "Applicable Margin" shall mean (i) 0% per annum with respect to the Base Rate Loans; and (ii) 2.50% per annum with respect to the Eurodollar Loans.

         "Base Rate" at any time shall mean a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of (i) the Prime Commercial Lending Rate as in effect from time to time and (ii) the Federal Funds Rate as in effect from time to time plus one-half of one percent (1/2%) per annum.

         "Base Rate Loan" shall mean the Loans during the period of time that the interest rate is determined on the basis of the rate referred to in the definition of "Base Rate."

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York, New York and, if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Closing Date" shall mean the date the initial Loan is made.

         "Commitment" shall mean the obligation of the Lender to make Loans to the Borrower under Section 2.01 hereof, not to exceed $25,000,000.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, as to the Borrower and its Subsidiaries on a consolidated basis, and for any twelve month period, the amount equal to net income of the Borrower and its Subsidiaries, plus, to the extent deducted from net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash expenses (including deferred taxes), and cash taxes; provided, that, gains or losses on the disposition of assets shall not be included in EBITDA.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of the Borrower or any of its Subsidiaries is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any of its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "Eurodollar Loan" shall mean a Loan during the period of time that the interest rate is determined on the basis of the rate referred to in the definition of "Eurodollar Rate."

         "Eurodollar Rate" for each Interest Period shall mean an interest rate per annum equal to the rate of interest per annum at which deposits in Dollars in immediately available funds are offered to prime banks in the London interbank market at 11:00 a.m. (London time) on the Interest Setting Date in an amount substantially equal to the applicable Loan and for a period equal to such Interest Period, determined on the basis of the provisions set forth below:

                  (i) On the Interest Setting Date the Lender will determine the interest rate for deposits in Dollars, for a period equal to that of the Interest Period to which such Interest Setting Date relates, which appears on the Bloomberg Financial Markets Services Display Screen as of 11:00 a.m. (London time) on such date or if such screen on such service ceases to display such information, such other screen as may replace it on that service for the purpose of display of such information (the "Bloomberg Rate"). If such rate does not appear on the Bloomberg Financial Markets Services Display Screen, then the rate will be determined in accordance with clause (ii) below.

                  (ii) If the Lender is unable to determine the Bloomberg Rate, then on the Interest Setting Date, the Lender will determine the arithmetic mean (rounded if necessary to the nearest one-hundredth percent (1/100%)) of the interest rate for a period equal to that of the Interest Period to which such Interest Setting Date relates quoted on Reuters Screen page "LIBO" or (a) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information or (b) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one approved by the Lender as may replace the Reuters Screen) as at or about 11:00 a.m. (London time) on that Interest Setting Date (the rate quoted as aforesaid being the "LIBOR Screen Rate"). If the Lender is to make a determination pursuant to this paragraph and one or more of the LIBOR Screen Rates required for such determination shall be unavailable, the determination shall be made on the basis of those rates which are available.

         "Event of Default" shall have the meaning set forth in Section 8.01.

         "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal, for such day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

         "Final Maturity Date" shall mean the earlier of (i) the date is Note is prepaid pursuant to Section 2.05 (b) (i) hereof, (ii) the date the Loans become due and payable pursuant to the provisions of Section 8.02, (iii) the date that is one Business Day following the IPO Date, and (iv) March 1, 1999.

         "GAAP" shall mean United States generally accepted accounting principles as applied in accordance with Section 1.03.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower or any of its Subsidiaries or any of their respective Property or the Lender.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" shall mean for any Person, without duplication, (i) all indebtedness or other obligations of such Person for borrowed money and all indebtedness of such Person with respect to any other items (other than accounts payable, income taxes payable, deferred taxes and deferred credits) which would, in accordance with GAAP, be classified as a liability on the balance sheet of such Person, (ii) obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (iii) obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) the aggregate of the present values (discounted in accordance with sound financial practice at a rate of 10.00% per annum) of the net amount of all rental and other minimum lease payments that such Person is obligated to pay, or has guaranteed, during the remaining term of all Principal Operating Leases (and, in the case of guarantees by such Person, all leases which would be Principal Operating Leases if such Person were the lessee thereunder) (including any period for which any such lease has been extended or may, at the option of the lessor, be extended) (the net amount of rental and other minimum lease payments required to be paid under any such lease for any such term shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, Taxes, assessments, water rates and similar charges and contingent rents such as those based on sales), (v) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii),
(iii), or (iv) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv), or (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

         "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

         "Initial Date" shall have the meaning assigned to such term in Section 7.02(c).

         "Interest Period" shall mean, with respect to Eurodollar Loans, the period commencing on and including (i) the Closing Date, (ii) the date of expiration of the then current Interest Period applicable thereto if any Eurodollar Loan is continued pursuant to Section 2.02(b), or (iii) the date of any conversion of the Base Rate Loan back to a Eurodollar Loan pursuant to
Section 5.04, and ending on but excluding the numerically corresponding day in each month thereafter, provided that, each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), shall end on the last Business Day of the appropriate subsequent calendar month, and provided further that, each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

         "Interest Setting Date" shall mean the date which is two Business Days before the first day of a particular Interest Period.

         "IPO Date" means the closing date of the initial public offering of equity securities of the Borrower in a firm commitment underwriting registered under the Securities Act of 1933, as amended.

         "Loan" shall have the meaning set forth in Section 2.01.

         "Note" shall mean the Note provided for by Section 2.04, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

         "Other Taxes" shall have the meaning assigned such term in Section 4.03(b).

         "Payment Blockage Period" shall have the meaning assigned to such term in Section 7.02(c).

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Post-Default Rate" shall mean, in respect of any principal of the Loans or any other amount payable by the Borrower under this Agreement or the Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the Base Rate or the Eurodollar Rate, as applicable, plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

         "Prime Commercial Lending Rate" shall mean that per annum rate of interest from time to time announced by The Chase Manhattan Bank, N.A. at its principal office as its prime commercial lending rate (or comparable rate, if The Chase Manhattan Bank, N.A. does not so designate a "prime commercial lending rate"), the Prime Commercial Lending Rate to change when and as such prime commercial lending rate changes. The Prime Commercial Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Chase Manhattan Bank, N.A. may make commercial loans or other loans at rates of interest at, above or below the Prime Commercial Lending Rate. For purposes hereof, the principal office of The Chase Manhattan Bank, N.A. as the date hereof, is its office located at 4 Chase Metrotech Center, 13th Floor, Brooklyn, New York 11245.

         "Principal Office" shall mean the principal office of the Lender, presently located at 1400 Smith Street, Houston, Texas 77002.

         "Principal Operating Lease" shall mean a lease (other than a capital lease) of the Borrower or any of its Subsidiaries in respect of which lease the aggregate of the present values (discounted in accordance with sound financial practice at a rate of 10% per annum) of the net amount of all rental and other minimum lease payments that the Borrower or any of its Subsidiaries is obligated to pay during the remaining term of such lease (including any period for which any such lease has been extended or may, at the option of the lessor, be extended) is equal to or greater than five percent of the net worth of the Borrower and its Subsidiaries on a consolidated basis at the time such determination is made. The net amount of rental and other minimum lease payments required to be paid under any Principal Operating Lease for any such term shall be the amount of rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, Taxes, assessments, water rates and similar charges and contingent rents such as those based on sales; provided, that, in no event shall the Borrower's lease of office space for its principal place of business be considered a Principal Operating Lease.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Refunding Debt" means Indebtedness for borrowed money incurred by the Borrower or any of its Subsidiaries after the date hereof.

         "Regulatory Change" shall mean any change after the Closing Date in any Governmental Requirement or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including the Lender) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Required Senior Lenders" shall mean with respect to any action to be taken or proposed to be taken by holders of Senior Indebtedness, the requisite number or percentage of holders of Senior Indebtedness necessary to approve such action pursuant to the terms of the instruments governing such Senior Indebtedness.

         "Senior Credit Agreement" means the Credit Agreement dated June 28, 1996 among Mariner Energy and the banks party thereto.

         "Senior Indebtedness" shall mean the Borrower's obligations in respect of the Senior Loan and all indebtedness, liabilities and obligations of Mariner Energy evidenced by the Senior Credit Agreement, as such agreement may be amended, renewed, extended, supplemented, restated, refinanced, increased, or otherwise modified from time to time, including without limitation, as such agreement may be refinanced with different lenders under a different agreement.

         "Senior Loan" means any and all of the loans to Mariner Energy pursuant to the Senior Credit Agreement.

         "Subordinate Obligations" shall mean all debts, liabilities and obligations of the Borrower to the Lender arising under or pursuant to this Agreement and all other documents, instruments or agreements evidencing, securing, or otherwise pertaining to the Note or the Loans, including, without limitation, all obligations to pay principal and interest on the Note and all obligations to pay costs, fees, expenses and indemnification payments under this Agreement and all other documents, instruments or agreements evidencing, securing, or otherwise pertaining to the Note or the Loans.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "Taxes" shall have the meaning assigned such term in Section 4.03(a).

         Section 1.03 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, and all financial records shall be maintained in accordance with GAAP applied on a consistent basis.

                                   ARTICLE II

                             LOANS AND COMMITMENTS

         Section 2.01 Loans. The Lender agrees, subject to the terms and conditions of this Agreement, to advance funds (each such advance, a "Loan") from time to time prior to the earlier of the IPO Date and the Final Maturity Date to the Borrower in an aggregate principal amount not to exceed the Commitment. The initial Loan shall be made by way of a single borrowing made on the Closing Date. Whenever the Borrower desires that the Lender make an additional Loan hereunder after the Closing Date, the Borrower shall give at least three (3) Business Days advance written notice to the Lender specifying, subject to the provisions hereof, (i) the aggregate principal amount of such Loan to be made (which shall be in a minimum amount of $1,000,000 and in integral amounts of $100,000) and (ii) the date of such Loan (which shall be a Business Day). The Lender shall make such additional Loans to the Borrower in an aggregate amount which, when added to the principal amount of all other outstanding Loans, does not exceed the unused portion of the Commitment so long as (A) no condition or event that constitutes or would, with notice or lapse of time or both, constitute, an Event of Default has occurred and is continuing and (B) there has been no material adverse change in (1) the assets, liabilities, financial condition or operations of the Borrower and its Subsidiaries taken as a whole or (2) the ability of the Borrower to carry out its business or meet its obligations under this Agreement and the Note. Loans that are prepaid pursuant to Section 2.05 (a) may be reborrowed. Loans that are prepaid pursuant to Section 2.05 (b) may not be reborrowed.

         Section 2.02 Borrowing.

         (a) Borrowing. Initially, each Loan shall be a Eurodollar Loan and the Interest Period shall be one month.

         (b) Continuation. Except as otherwise provided in Article V, the entire amount of each Eurodollar Loan shall be automatically continued beyond the expiration of the then current Interest Period relating thereto as a Eurodollar Loan with an Interest Period of one month.

         Section 2.03 Fees. The Borrower shall pay to ECT Securities Limited Partnership. the structuring fee in the amounts and at the times set forth in the fee letter between ECT Securities Limited Partnership and the Borrower dated the date hereof.

         Section 2.04 Note. The Loans shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated as of the Closing Date, payable to the order of the Lender and otherwise duly completed. The date, amount, interest rate, and Interest Period of each Loan and all payments made on account of the principal thereof, shall be recorded by the Lender on its books for the Note, and, prior to any transfer, endorsed by the Lender on the schedule attached to the Note or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

         Section 2.05      Prepayments.

         (a) Optional Prepayments. Except as permitted by Section 2.05 (b), the Borrower may not prepay, in whole or in part, the Loans.

         (b) Mandatory Prepayments. The Borrower shall prepay the Loans:

                  (i) in whole or in part, together with interest accrued thereon, from the net cash proceeds received by the Borrower with respect to the securities offering effected on the IPO Date, within one Business Day after the IPO Date; and

                  (ii) in whole or in part, together with interest accrued thereon, from the net cash proceeds of Refunding Debt or sale of equity (other than in an initial public offering) within one Business Day after the date any Refunding Debt is incurred or such sale is consummated.


Any partial prepayment shall be applied first to interest on and then to the principal of the Note.

         (c) Prepayments permitted or required under this Section 2.05 shall be without premium or penalty, except as required under Section 5.05.

                                  ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

         Section 3.01 Repayment of Loans. Except as is otherwise provided in the Note, the Borrower will pay to the Lender the entire outstanding principal balance of the Loans on the Final Maturity Date.

         Section 3.02 Interest.

         (a) The Borrower will pay to the Lender interest on the unpaid principal amount of the Loans, for the period commencing on the Closing Date, to but excluding, the date the Loans are paid in full, at the following rates per annum:

                  (i) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

                  (ii) if such a Loan is the Base Rate Loan, the Base Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

         (b) Notwithstanding the foregoing, the Borrower will pay to the Lender interest at the applicable Post-Default Rate on any principal of the Loans, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder or under the Note which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

         (c) Accrued interest on the Loans shall be payable as follows:

                  (i) if such Loan is a Eurodollar Loan, on the last day of each Interest Period applicable thereto, at maturity (whether by acceleration or otherwise), and after maturity, on demand; and

                  (ii) if such Loan is a Base Rate Loan, on the last day of each month, at maturity (whether by acceleration or otherwise), and after maturity, on demand.

         (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall notify the Borrower thereof. Each determination by the Lender of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV

                          PAYMENTS; COMPUTATIONS; ETC.

         Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Note shall be made in Dollars, in immediately available funds, to the Lender at CitiBank N.A., New York, New York, ABA No. 021000089 for the account of ECT-Finance, Account No. 4067-3621,
Re: Mariner, not later than 11:00 a.m. (New York time) on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. All payments shall be applied first to interest and then to principal.

         Section 4.02 Computations. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on the Base Rate Loan and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be.

         Section 4.03 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on Lender's income, and franchise or similar taxes imposed on the Lender, by (i) any jurisdiction (or political subdivision thereof) of which the Lender, is a citizen or resident, (ii) the jurisdiction (or any political subdivision thereof) in which the Lender is organized, or
(iii) any jurisdiction (or political subdivision thereof) in which the Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.03) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY THE LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.03) PAID BY THE LENDER, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND THE LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE THE LENDER MAKES WRITTEN DEMAND THEREFOR. IF THE LENDER

RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH THE LENDER HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF THE LENDER, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO THE LENDER IN THE EVENT THE LENDER IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                                   ARTICLE V

                                CAPITAL ADEQUACY

         Section 5.01 Capital Adequacy; Additional Costs.

         (a) Eurodollar Regulations, etc. The Borrower shall pay directly to Lender from time to time such amounts as the Lender may determine to be necessary to compensate the Lender for any costs which it determines are attributable to its making or maintaining of Eurodollar Loans hereunder or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any Eurodollar Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of the Eurodollar Loans (other than taxes imposed on the overall net income of the Lender for the Eurodollar Loans by the jurisdiction of the Principal Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender (including Eurodollar Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 hereof), or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). The Lender will notify the Borrower of any event occurring after the Closing Date which will entitle the Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting the Lender, the Eurodollar interbank market or the Lender's position in such market, the Lender either (i) incurs Additional Costs or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to continue Eurodollar Loans shall be terminated.

         (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to the Lender from time to time on request such amounts as the Lender may reasonably determine to be necessary to compensate it or its parent or holding company for any costs which it determines are attributable to the maintenance by it or its parent or holding company pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of the Note or the Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender or its parent or holding company to a level below that which the Lender or its parent or holding company could have achieved but for such Governmental Requirement). The Lender will notify the Borrower that the Lender is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

         (d) Compensation Procedure. If Lender notifies the Borrower of the incurrence of Additional Costs under this Section 5.01, such notice to the Borrower shall set forth the basis and amount of its request for compensation. Determinations and allocations by the Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining the Loans or its obligation to make the Loans, or on amounts receivable by it in respect of the Loans, and of the amounts required to compensate the Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

         Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

                  (i) the Lender determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the Eurodollar Loans as provided herein; or

                  (ii) the Lender determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for the Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lender of making or maintaining the Eurodollar Loans;

then the Lender shall give the Borrower prompt notice thereof, and the obligation of the Lender to continue the Eurodollar Loans shall be terminated.

         Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender to honor its obligation to make or maintain the Eurodollar Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to continue the Eurodollar Loans shall be terminated.

         Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of the Lender to make Eurodollar Loans shall be terminated pursuant to Sections 5.01, 5.02 or 5.03, all Eurodollar Loans shall be automatically converted to a Base Rate Loan. Notwithstanding anything to the contrary contained in this Article V, the Lender agrees that it will immediately notify the Borrower if any of the matters that were described in any notice provided by the Lender pursuant to Section 5.01, 5.02 or 5.03 cease to exist, and each such notice shall constitute a withdrawal of the notice given by the Lender pursuant to such Section. Upon delivery of the notice referred to in the immediately preceding sentence, the Base Rate Loan shall automatically convert back to a Eurodollar Loan with an Interest Period of one month, beginning on the date of conversion. If the Lender requests additional compensation under Section 5.01, the Borrower shall have the right, if no Event of Default then exists, to convert each of the Eurodollar Loans to a Base Rate Loan on the last day of such Eurodollar Loan's current Interest Period, upon payment of all such compensation accrued to the date of such conversion.

         Section 5.05 Compensation. The Borrower shall pay to the Lender within thirty (30) days of receipt of written request of the Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any funding losses or other loss, cost, expense or liability which the Lender may sustain as a result of any prepayment of the Eurodollar Loans for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.02) on any day other than the last day of the applicable Interest Period.

                                   ARTICLE VI

                                   COVENANTS

         Section 6.01 Financial Covenants. So long as the Commitment is outstanding hereunder or any Loan remains unpaid, the Borrower shall:

                  (a) Cash Flow Coverage Ratio. Maintain for itself and its Subsidiaries on a consolidated basis and for each twelve month period ending on the last day of each fiscal quarter, a ratio of (i) EBITDA to (ii) the sum of (A) interest expense of the Borrower and its Subsidiaries on a consolidated basis during such period plus (B) maintenance capital expenditures of the Borrower and its Subsidiaries on a consolidated basis during such twelve month period plus (C) cash taxes paid by or on behalf of the Borrower and its Subsidiaries on a consolidated basis during such period of at least 1.50 to 1.00. For purposes of this Section 6.01(a), "maintenance capital expenditures" shall mean the annual capital expenditures made by the Borrower and its Subsidiaries on a consolidated basis as necessary to maintain proved producing reserves at the levels set forth for the Properties listed in the Ryder Scott Reserve Report relating to the Company dated December 31, 1997; and

                  (b) Interest Coverage Ratio. Maintain for itself and its Subsidiaries on a consolidated basis and for each twelve month period ending on the last day of each fiscal quarter, a ratio of (i) EBITDA to (ii) interest expense of the Borrower and its Subsidiaries on a consolidated basis during such period of at least 2.25 to 1.00.

         Section 6.02 Limitation on Indebtedness. The Borrower shall not, and shall not permit its Subsidiaries to, create, incur, assume or suffer to exist any consolidated Indebtedness other than consolidated Indebtedness outstanding on the Closing Date, Refunding Debt, the Loans and the Senior Indebtedness.

                                  ARTICLE VII

                                 SUBORDINATION

         Section 7.01 Loans Subordinated to Senior Indebtedness. The Borrower and the Lender agree that the payment of the Subordinate Obligations is subordinated, to the extent and in the manner provided in this Article VII, to the prior payment in full of all Senior Indebtedness. This Article is intended for the benefit of all Persons who hold, or, in reliance on the provisions of this Article, become holders of, or continue to hold, Senior Indebtedness, and each such Person shall be entitled to enforce such provision. No amendment or other modification of the provisions of this Article shall be effective against any holder of Senior Indebtedness without the prior written consent of Required Senior Lenders.

         Section 7.02. Borrower and its Subsidiaries Not to Make Payments with Respect to Loans in Certain Circumstances.

         (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise (including all installments of principal and interest), all Senior Indebtedness then due and owing shall first be paid in full, or such payment shall be duly provided for in cash in a manner satisfactory to all of the holders of such Senior Indebtedness, before any payment is made on account of the Subordinate Obligations.

         (b) Upon the happening of any default in payment of any Senior Indebtedness and the continuation of such default beyond any applicable period of grace, then, unless and until such default shall have been cured to the reasonable satisfaction of Required Senior Lenders or waived or shall have ceased to exist, no payment shall be made by the Borrower or any of its Subsidiaries with respect to the Subordinate Obligations.

         (c) During the continuance of any default or other event (other than a payment default) with respect to the Senior Indebtedness that will, with the giving of notice, lapse of time, or both, unless cured or waived, permit the holders of the Senior Indebtedness as to which such default relates to accelerate its maturity, unless the representatives for the holders of such Senior Indebtedness(or the holders of at least a majority in principal amount of the aggregate amount of all the Senior Indebtedness then outstanding), have failed, within thirty (30) days after the occurrence of such default or other event, to instruct the Lender in writing to not receive such payment, no payment may be made by the Borrower or any of its Subsidiaries in respect to the Subordinate Obligations, for a period ("Payment Blockage Period") commencing on the date of such notice (such date being the "Initial Date") and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Lender from such representative who commenced the Payment Blockage Period). No new Payment Blockage Period may be commenced with respect to the Subordinate Obligations unless and until (i) 360 consecutive days have elapsed since the Initial Date of the immediately prior Payment Blockage Period and (ii) all scheduled payments in respect of the Subordinate Obligations that have come due, but that have not been paid as a result of the prior Payment Blockage Period, have been paid in full. No nonpayment default that existed or was continuing on the Initial Date of any Payment Blockage Period shall be, or be made, the basis of a subsequent notice to the Lender for the commencement of a subsequent Payment Blockage Period. Nothing contained in the proviso described in this paragraph will limit the ability of the Lender to take any action to accelerate the maturity of the Loans or pursue any rights or remedies hereunder, provided that the Senior Indebtedness then and thereafter due or declared to be due shall first be paid in full before the Lender is entitled to receive any payment from the Borrower of principal of or interest on the Loans. Notwithstanding the foregoing, it is expressly acknowledged and agreed that should the holders of the Senior Indebtedness (or the representatives for such holders) accelerate the maturity of the Senior Indebtedness, the provisions of
Section 7.02 (a) shall thereupon become applicable, in lieu of the provisions of this Section 7.02 (c).

         (d) In the event that notwithstanding the provisions of this Section
7.02 the Borrower or any of its Subsidiaries shall make any payment to the Lender on account of the Subordinate Obligations or Lender shall receive or retain any such payment at any time when such payment is prohibited pursuant to clauses (a) through (c) of this Section 7.02, then, such payment (subject to the provisions of Sections 7.06 and 7.07) shall be held by the Lender in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative under the credit agreement pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         (e) The Borrower shall give prompt written notice to the Lender of any default in the payment of principal of or interest on any Senior Indebtedness; provided, however that the failure by the Borrower to provide such notice shall not affect the rights of the holders of the Senior Indebtedness.

         Section 7.03. Loans Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization for the Benefit of Creditors of the Borrower. Upon any distribution of assets of the Borrower or any of its Subsidiaries in any dissolution, winding up, liquidation or reorganization for the benefit of creditors of the Borrower or any of its Subsidiaries (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full of all Senior Indebtedness (including without limitation interest accruing after the commencement of any such proceeding at the rate specified in the documentation governing the terms of the respective Senior Indebtedness) in cash or in a manner satisfactory to all of its holders before the Lender is entitled to receive any payment on account of the Subordinate Obligations;

         (b) any payment or distribution of assets of the Borrower or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to which the Lender would be entitled except for the provisions of this Article VII, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Subordinated Obligations, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of the Senior Indebtedness or their representative under the credit agreement under which Senior Indebtedness may have been issued (pro rata as to each such holder, on the basis of the respective amounts of unpaid Senior Indebtedness held by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness, except that the Lender would be entitled to receive securities that are subordinated to Senior Indebtedness remaining outstanding after such proceeding to at least the same extent as the Subordinate Obligations; and

         (c) in the event that notwithstanding the foregoing provisions of this
Section 7.03, any payment or distribution of assets of the Borrower or any of its Subsidiaries of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Subordinate Obligations, shall be received by the Lender on account of the Subordinate Obligations before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 7.06 and 7.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative under the credit agreement under which such Senior Indebtedness may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness, except that the Lender would be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Subordinate Obligations.

         (d) The Borrower shall give prompt written notice to the Lender of any dissolution, winding up, liquidation or reorganization of the Borrower or any of its Subsidiaries.

         Section 7.04. Lender to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Lender shall be subrogated equally and ratably to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Borrower or any of its Subsidiaries, whether in cash, property or securities, applicable to the Senior Indebtedness until all amounts owing on the Loans shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Borrower or any of its Subsidiaries or by or on behalf of the Lender by virtue of this Article which otherwise would have been made to the Lender shall, as between the Borrower, its creditors other than holders of the Senior Indebtedness, and the Lender be deemed to be payment by the Borrower or such Subsidiary to or on account of the Senior Indebtedness.

         Section 7.05. Obligation of the Borrower Unconditional. The provisions of this Article VII are intended solely for the purpose of defining the relative rights of the Lender, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Article VII or elsewhere in this Agreement is intended to or shall impair as between the Borrower, its creditors other than holders of Senior Indebtedness, and the Lender, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lender the principal of, interest or premium, if any, on the Loans as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lender and creditors of the Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article VII of the holders of Senior Indebtedness in respect of cash, property or securities of the Borrower received upon the exercise of any such remedy. Upon any distribution of assets of the Borrower or any of its Subsidiaries referred to in this
Article VII, the Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution of the Lender for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article VII. Nothing contained in this Article VII or elsewhere in this Agreement is intended to or shall affect the obligation of the Borrower to make, or prevent the Borrower from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in
Section 7.02 (not cured or waived), payments at any time of the principal of, interest or premium, if any, on the Loans.

         Section 7.06. Knowledge of Lender. Notwithstanding any provision of this Agreement, the Lender shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Lender, or the taking of any other action by the Lender, in the case of any matter other than default in the payment of any Senior Indebtedness, until the earlier to occur of (i) receipt of actual knowledge of any such fact by any officer of the Lender, any officer of any partner of the Lender or any officer of any partner of a partner of the Lender, or (ii) receipt by the Lender of written notice of the existence of such facts from the Borrower or any holder, or the representative of any holder, of Senior Indebtedness.

         Section 7.07. Application by Lender of Monies Deposited With It. If prior to the date on which by the terms of this Agreement any monies deposited with the Lender may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on the Loans) the Lender shall not have received either (i) the actual notice provided for in Section 7.06(i) or, if the Lender shall have received such notice, shall have notified in writing the representative of the holders of the Senior Indebtedness of such default, and neither such representative nor the holders of at least a majority in principal amount of the aggregate amount of all Senior Indebtedness then outstanding shall have given, within thirty (30) days after receipt by such representative or such holders of such written notice, a notice of the commencement of a Payment Blockage Period in accordance with Section 7.02(c), or (ii) the written notice provided for in Section 7.06(ii), then the Lender shall have the full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 7.07 shall be construed solely for the benefit of the Lender.

         Section 7.08. Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Senior Indebtedness. The right or interest of any present or future holders of any Senior Indebtedness, and all agreements and obligations of the Lender under this Article VII, shall remain in full force and effect irrespective of: (a) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Indebtedness, or any amendment or waiver of any agreement or instrument related thereto; (b) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release from, amendment or waiver of or consent to departure from any guaranty or other obligation, for all or any of the Senior Indebtedness; (c) any other circumstance which might otherwise constitute a defense available to or discharge of the Lender in respect of the provisions of this Article VII; or (d) any act or failure to act on the part of the Borrower or any of its Subsidiaries or by any act or failure to act, in good faith, by any holder of the Senior Indebtedness, or by any noncompliance by the Borrower with the terms of the Agreement, regardless of any knowledge thereof which any holder of Senior Indebtedness may have or be otherwise charged with.

         Section 7.09. Article VII Not to Prevent Events of Default. The failure to make a payment on account of principal or interest by reason of any provision in this Article VII shall not be construed as preventing the occurrence of an Event of Default described under Section 8.01.

         Section 7.10. Other Provisions Subject Hereto. Except as expressly stated in this Article VII, notwithstanding anything contained in this Agreement to the contrary, all provisions of the Agreement are subject to the provisions of this Article VII. The provisions of the Article VII shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of Senior Indebtedness is rescinded or must otherwise be returned on the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or otherwise, all as though such payment had not been made.

         Section 7.11. Payment of Loans with Borrower's Stock. The provisions of this Article VII will not preclude the payment of the Loans with shares of the Borrower's stock as provided in the Note.

                                  ARTICLE VIII

                          EVENTS OF DEFAULT; REMEDIES

         Section 8.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

         (a) the Borrower shall default in the payment or prepayment when due of (i) any principal of the Loans or any fees; or (ii) any interest on the Loans or any other amount payable by the Borrower hereunder, and such failure to pay interest or other amounts continues unremedied for a period of five (5) Business Days; or

         (b) the Borrower shall default in the performance of any other covenant on the part of the Borrower to be performed hereunder, and such default continues for a period of thirty (30) days after receipt of written notice of such default; or

         (c) the Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay their respective debts as such debts become due; or

         (d) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

         (e) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, as applicable, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Subsidiary of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Federal Bankruptcy Code; or

         (f) a judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (g) proceeds from the issuance of any Refunding Debt are not used to repay the Loans; or

         (h) the Borrower or any of its Subsidiaries becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (i) the Borrower or any of its Subsidiaries becomes a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company", or an "affiliate" of a "subsidiary company" of a "holding company", in each case, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or

         (j) the Borrower or any of its Subsidiaries shall:

                  (i) fail to make any payment or payments of any Indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or

                  (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument evidencing Indebtedness (other than any failure to perform any term contemplated by subclause (i) hereof) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, if, in either case, the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of any Indebtedness (other than Indebtedness in respect of the Loans or this Agreement), and any obligee (or obligees) of such Indebtedness has or have claimed a default thereunder, and has or have not waived in writing the Borrower's or the Borrower's Subsidiaries' obligation to such performance or observance.

         Section 8.02 Remedies.

         (a) In the case of an Event of Default other than one referred to in clauses (c), (d) or (e) of Section 8.01, the Lender may, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (b) In the case of the occurrence of an Event of Default referred to in clauses (c), (d) or (e) of Section 8.01, the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (c) All proceeds received after maturity of the Note, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement; second to accrued interest on the Note; third to principal outstanding on the Note; and, to the extent of any excess, to the Borrower or as otherwise required by any Governmental Requirement.

         (d) The Lender and the Borrower acknowledge and agree that the occurrence of an Event of Default will constitute a default under the Senior Indebtedness of the type described in Section 7.02 (as to which the Lender acknowledges and agrees it will have actual knowledge for purposes of Section 7.06), which occurrence will invoke the subordination provisions of Section
7.02 and the other applicable provisions of Article VII.

                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 9.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, on the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         Section 9.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

         (a) To pay all reasonable expenses of the Lender, in its capacity as Lender hereunder, but not in any other capacity, in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Lender, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Lender and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Lender), and to reimburse promptly the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement;

         (b) TO INDEMNIFY THE LENDER AND ITS AFFILIATES (OTHER THAN THE BORROWER AND ITS SUBSIDIARIES) AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF THE PROCEEDS OF THE LOANS, OTHER THAN INDEMNITY MATTERS SOUGHT AGAINST THE INDEMNIFIED PARTIES BY ANY THIRD PARTY FOR USURPATION OF A CORPORATE OPPORTUNITY OF SUCH THIRD PARTY, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, OR (V) ANY OTHER ASPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS OF THE LENDER'S SHAREHOLDERS AGAINST THE LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

         (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR RESPECTIVE PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR SUCH SUBSIDIARY, (III) DUE TO

PAST OWNERSHIP BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 9.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE- IN-POSSESSION OR OTHERWISE).

         (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 9.03.

         (e) In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

         (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

         (g) The Borrower's obligations under this Section 9.03 shall survive any termination of this Agreement and the payment of the Note and shall continue thereafter in full force and effect.

         (h) The Borrower shall pay any amounts due under this Section 9.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

         Section 9.04 Amendments, Etc. Any provision of this Agreement may be amended, modified or waived with the Borrower's and the Lender's prior written consent; provided, however, no amendment, modification or waiver with respect to the subordination provisions contained herein (and related definitions) shall be permitted without the prior written consent of Required Senior Lenders.

         Section 9.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and with respect to the subordination provisions contained herein, any holder at any time of the Senior Indebtedness.

         Section 9.06      Assignments and Participations.

         (a) The Borrower may not assign its rights or obligations hereunder or under the Note without the prior consent of the Lender.

         (b) The Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement; provided, that any such assignee shall expressly acknowledge in writing that such assignee is bound by the terms of the subordination provisions contained herein. Any assignment will become effective upon the execution and delivery of the assignment to the Borrower. Upon receipt and acceptance of such executed assignment, the Borrower, will, at the Lender's expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 9.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 5.01, 5.05 and 9.03 shall not be affected); or provided, however, that Lender shall not be relieved of its obligations with respect to any payments received and retained by Lender in contravention of the provisions contained in Article VII hereof.

         (c) The Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this Section 9.06(c) to any Person, provided that: (i) the Lender shall remain the "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any provision of this Agreement or the Note, except to the extent such amendment or waiver would (x) extend the Final Maturity Date or (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to the Loans in which such participant is participating, or postpone the payment of any thereof. In the case of any such participation, the participant shall not have any rights under this Agreement (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 9.03 as if it were a Lender.

         (d) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants).

         Section 9.07 Invalidity. In the event that any one or more of the provisions contained in the Agreement or the Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such documents.

         Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 9.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         Section 9.10 Survival. The obligations of the parties under Section 4.03, Article V, and Section 9.03 shall survive the repayment of the Loans. To the extent that any payments of the Loans or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Loans so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Lender's liens, security interests, rights, powers and remedies under this Agreement shall continue in full force and effect.

         Section 9.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 9.12 NO ORAL AGREEMENTS. THIS AGREEMENT AND THE NOTE EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE NOTE.

         Section 9.13 GOVERNING LAW; WAIVERS; ARBITRATION.

         (a) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) EACH OF THE BORROWER AND THE LENDER HEREBY (I) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (III) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS
SECTION 9.13.

         (c) ANY ACTION, DISPUTE, CLAIM OR CONTROVERSY OF ANY KIND BETWEEN THE BORROWER AND THE LENDER ARISING OUT OF, OR PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (A "DISPUTE") SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE TERMS HEREOF. ANY PARTY MAY, BY SUMMARY PROCEEDINGS, BRING AN ACTION IN COURT TO COMPEL ARBITRATION OF ANY DISPUTE. ANY ARBITRATION SHALL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN ACCORDANCE WITH THE TERMS OF THIS SECTION, THE COMMERCIAL ARBITRATION RULES OF THE AAA, AND, TO THE MAXIMUM EXTENT APPLICABLE, THE FEDERAL ARBITRATION ACT. JUDGMENT ON ANY AWARD RENDERED BY AN ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY ARBITRATION SHALL BE CONDUCTED BEFORE A THREE PERSON PANEL OF ARBITRATORS. SUCH PANEL SHALL CONSIST OF ONE PERSON DESIGNATED BY THE BORROWER, ONE DESIGNATED BY THE LENDER AND ONE DESIGNATED BY THE NOMINEES OF THE BORROWER AND THE LENDER (COLLECTIVELY, THE "ARBITRATORS"). SUCH ARBITRATORS DESIGNATED BY EACH OF THE BORROWER AND THE LENDER DO NOT HAVE TO BE NEUTRAL. IF EITHER OF THE BORROWER OR THE LENDER FAILS TO DESIGNATE AN ARBITRATOR WITHIN TEN (10) DAYS AFTER THE FILING OF THE DISPUTE WITH THE AAA, OR EITHER OF THE BORROWER'S OR THE LENDER'S ARBITRATORS FAIL TO DESIGNATE A THIRD ARBITRATOR WITHIN THIRTY (30) DAYS AFTER THEIR APPOINTMENTS, THE THIRD ARBITRATOR SHALL BE APPOINTED BY THE AAA. AN ARBITRATION PROCEEDING HEREUNDER SHALL BE CONDUCTED IN HOUSTON, TEXAS AND SHALL BE CONCLUDED WITHIN 180 DAYS OF THE FILING OF THE DISPUTE WITH THE AAA. THE ARBITRATORS SHALL BE EMPOWERED TO AWARD SANCTIONS AND TO TAKE SUCH OTHER ACTIONS AS THEY DEEM NECESSARY, TO THE SAME EXTENT A JUDGE COULD IMPOSE SANCTIONS OR TAKE SUCH OTHER ACTIONS PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE AND APPLICABLE LAW. NO AWARD BY THE ARBITRATORS SHALL ASSESS CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES BUT MAY ASSESS COSTS AND EXPENSES IN A MANNER DEEMED EQUITABLE. THE ARBITRATOR SHALL MAKE SPECIFIC WRITTEN FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING ON EACH PARTY. ALL FEES OF THE ARBITRATORS AND ANY ENGINEER, ACCOUNTANT OR OTHER CONSULTANT ENGAGED BY THE ARBITRATORS, SHALL BE PAID BY THE BORROWER AND THE LENDER AS AWARDED BY THE ARBITRATORS.

         Section 9.14 Interest. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or the Note or any agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender in connection with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Loans (or, to the extent that the principal amount of the Loans shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Loans shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of the Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 10.14 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 9.14.

         Section 9.15 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                              MARINER HOLDINGS, INC.


                                       By:
                                           --------------------------------
                                       Name:
                                       Title:

                                       Address for Notices:

                                       580 WestLake Park Blvd.
                                       Suite 1300
                                       Houston, Texas 77079

                                       Telecopier No.:(281) 584-5690
                                       Telephone No.: (281) 584-5540
                                       Attention:  VP, Finance and CFO


LENDER:                                ENRON CAPITAL & TRADE RESOURCES CORP.


                                       By:
                                           --------------------------------
                                       Name:
                                       Title:


                                       Address for Notices:

                                       1400 Smith Street
                                       Houston, Texas  77002

                                       Telecopier No.: (713) 646-3602
                                       Telephone No.:  (713) 853-5259
                                       Attention:  Donna Lowrey

                  THE RIGHTS, TITLE AND INTERESTS OF ANY HOLDER OF THIS PROMISSORY NOTE ARE SECONDARY, SUBORDINATE AND INFERIOR TO THE RIGHTS, TITLE AND INTERESTS OF THE HOLDERS OF SENIOR INDEBTEDNESS (AS SUCH TERM IS DEFINED IN THE CREDIT AGREEMENT REFERRED TO BELOW).

                                   EXHIBIT A

                                  FORM OF NOTE

$25,000,000                                                   September __, 1998

         FOR VALUE RECEIVED, MARINER HOLDINGS, INC., a Delaware corporation (the "Borrower") hereby promises to pay to the order of ENRON CAPITAL & TRADE RESOURCES CORP. or its designees (the "Lender"), at New York, New York, or such other location as the Lender may hereafter specify, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender hereunder to the Borrower pursuant to the Credit Agreement, as defined below, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement (hereinafter defined), and to pay interest at such location, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

         In addition to and cumulative of any payments required to be made against this Note pursuant to the Credit Agreement, this Note, including all principal and accrued interest then unpaid, shall be due and payable on the Final Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this Note shall be applied in the manner set forth in the Credit Agreement.

         This Note is the Note referred to in that certain Credit and Subordination Agreement of even date herewith between the Borrower and the Lender and evidences the Loans made by the Lender thereunder (such Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         Notwithstanding the foregoing, if the IPO Date shall not have occurred on or before the day next preceding the Final Maturity Date, then on the Final Maturity Date the then aggregate unpaid principal amount of the Loans shall be automatically converted into fully paid and nonassessable shares of Common Stock (as defined below), free of any preemptive rights not validly waived, and the unpaid accrued interest thereon shall be paid as provided above in immediately available funds. The number of shares of Common Stock into which the principal of the Loans shall be converted shall be determined by dividing (rounding up to next integer) the aggregate unpaid principal amount of the Loans on the Final Maturity Date by the Conversion Price (as defined below). "Common Stock" shall mean shares of the common stock, $.01 par value, of Mariner Holdings, Inc. "Conversion Price" shall mean $175.00; provided, however that (i) if the Borrower shall (a) pay a dividend or make a distribution in shares of its common stock (or its equivalent), (b) subdivide its outstanding shares of common stock (or its equivalent) into a greater number of shares, (c) combine its outstanding shares of common stock (or its equivalent) into a smaller number of shares or (d) issue by reclassification of its common stock (or its equivalent) any shares of its capital stock (or its equivalent), the Conversion Price in effect immediately prior to such action shall be adjusted so that the Lender shall be entitled to receive the number of shares of Common Stock or other securities or assets which it would have owned immediately following such action had this Note been converted immediately prior thereto (assuming this Note was then convertible on the terms applicable on the Final Maturity Date based on the aggregate unpaid principal amount of the Loans as of the Final Maturity Date), (ii) if any event shall occur as to which the provisions of clause (i) or (iii) of this sentence are not applicable but the failure to make an adjustment to the Conversion Price would not fairly protect the Lender against dilution, then the Conversion Price shall be adjusted to fairly protect the Lender against such dilution and (iii) if after the date of the Credit Agreement, there shall have occurred any material adverse effect on the business, operations or condition (financial or otherwise) of Borrower and its subsidiaries taken as a whole, the Conversion Price shall be reduced to the then fair market value of one share of Common Stock after taking into account appropriate liquidity and other discounts. In addition, if any of the following shall occur after the date of the Credit
Agreement: (a) any consolidation or merger of the Company or share exchange involving the Borrower as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other assets (including cash) with respect to or in exchange for Common Stock; or (b) any conveyance transfer or lease of the properties and assets of the Company substantially as an entirety to any entity, then the Lender shall receive upon any conversion hereunder the kind and amount of shares of stock and other securities and assets (including cash) receivable upon or in connection with such consolidation, merger, share exchange, conveyance, transfer or lease by a holder of the number of shares of Common Stock issuable upon conversion of this
Note immediately prior to such consolidation, merger, share exchange, conveyance, transfer or lease (assuming the Note was then convertible on the terms applicable on the Final Maturity Date based on the aggregate unpaid principal amount of the Loans as of the Final Maturity Date). Upon the receipt of any Common Stock hereunder, the Lender shall become entitled to the benefits under, and shall be subject to the restrictions provided in, the Amended and Restated Stockholders' Agreement, as amended, among the Borrower and the stockholders of Borrower. As promptly as practicable after the conversion of the principal of the Loans, the Borrower at its expense will issue and deliver to the Lender a certificate or certificates for the number of full shares of Common Stock or other securities issuable upon such conversion.

         The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the amount and date of each Loan, the date and the amount of each payment or prepayment of principal of each Loan received by the Lender, and the interest rates applicable to each Loan; provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Loans.

         This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement. All of the terms of the Credit Agreement, including without limitation, the usury savings provisions thereof, are incorporated herein by this reference. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of the Loans upon the terms and conditions specified therein and other provisions relevant to the Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        MARINER HOLDINGS, INC.


                                        By: /s/ Robert E. Henderson
                                            -----------------------------------
                                        Name: /s/ Robert E. Henderson
                                              ---------------------------------
                                        Title: President and Chief Executive
                                               Officer
                                               --------------------------------

                                   SCHEDULE A



This Note evidences Loans made by the Lender under the within-described Credit Agreement to the Borrower, in the principal amounts set forth below, which Loans are at the interest rate and were made on the dates set forth below, subject to the payments of principal set forth below:


                         Principal                                 Date of
                         Amount of                                Payment or          Amount Paid           Balance
     Date Made             Loan            Interest Rate          Prepayment          or Prepaid          Outstanding
     --------            ---------         -------------          ----------          -----------         -----------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------

     --------            --------            --------              --------             --------            --------